EXHIBIT 10(c)
                         SANTA FE ENERGY RESOURCES, INC.
                     1990 INCENTIVE STOCK COMPENSATION PLAN
                       (SECOND AMENDMENT AND RESTATEMENT)

                              STATEMENT OF PURPOSE

     One purpose of the Santa Fe Energy Resources, Inc. 1990 Incentive Stock Compensation Plan (the "Plan") is to encourage superior performance by employees, by allowing the Board of Directors of Santa Fe Energy Resources, Inc. ("SFER") to award several forms of incentive compensation to employees of the Company. By providing incentive compensation commensurate and competitive with that provided by other companies, the Plan should also assist SFER in attracting and retaining the services of qualified and capable employees.

     In order to further the identity of interest of employees with the stockholders of SFER, all of the forms of compensation under the Plan relate to SFER Common Stock. Employees' success in enhancing stockholder value will translate directly into an enhanced benefit for the employee.

     An additional purpose of the Plan is to encourage the Directors to own shares of the Company's stock and thereby to align their interests more closely with the interests of the other stockholders of SFER, to encourage the highest level of Director performance by providing the Directors with a direct interest in SFER's attainment of its financial goals, and to provide a financial incentive that will help attract and retain the most qualified Directors.

I.  DEFINITIONS

     Unless the context indicates otherwise, the following terms have the meanings set forth below:

          "Acceleration Date" means the earliest date on which any of the following events shall first have occurred: (i) the acquisition described in clause (a) of the definition of "Change in Control" contained in this
     Section I, (ii) the change in the composition of the Board of Directors described in clause (b) of such definition or (iii) the stockholder approval or adoption described in clause (c) or (d) of such definition.

          "Award" means a grant of Options, Restricted Stock, Phantom Units, Bonus Stock or Stock Appreciation Rights pursuant to the Plan.

          "Board" means the Board of Directors of SFER.

          "Bonus Stock" means Common Stock, which is not subject to a Restricted Period, awarded by the Committee pursuant to the Plan.

          "Cause" means (a) the willful and continued failure by the Participant to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness), or (b) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this definition, no act, or failure to act, shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

          A "Change in Control" shall be deemed to have occurred if:

             (a) any "person," as such term is used in Section 13(d) and 14(d)
                 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than any trustee or other fiduciary holding securities under an employee benefit plan of SFER or any company owned, directly or indirectly, by the stockholders of SFER in substantially the same proportions as their ownership of stock of SFER, is or becomes the "beneficial owner" (as defined in Rule

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                 13d-3 under the Exchange Act), directly or indirectly, of
                 securities of SFER representing 25% or more of the combined voting power of SFER's then outstanding securities;

             (b) during any period of two consecutive years (not including any period prior to the effective date of this provision), individuals who at the beginning of such period constitute the Board of Directors of SFER, and any new director (other than a director designated by a person who has entered into an agreement with SFER to effect a transaction described in clause
                 (a), (c) or (d) of this definition) whose election by the Board of Directors of SFER or nomination for election by SFER's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

             (c) the stockholders of SFER approve a merger or consolidation of
                 SFER with any other company other than (i) a merger or consolidation which would result in the voting securities of SFER outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 65% of the combined voting power of the voting securities of SFER (or such surviving entity) outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of SFER (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 25% of the combined voting power of SFER's then outstanding securities; or

             (d) the stockholders of SFER adopt a plan of complete liquidation of SFER or approve an agreement for the sale or disposition by SFER of all or substantially all of SFER's assets. For purposes of this clause (d), the term "the sale or disposition by SFER of all or substantially all of SFER's assets" shall mean a sale or other disposition transaction or series of related transactions involving assets of SFER or of any direct or indirect subsidiary of SFER (including the stock of any direct or indirect subsidiary of SFER) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board of Directors of SFER determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the fair market value of SFER (as hereinafter defined). For purposes of the preceding sentence, the "fair market value of SFER" shall be the aggregate market value of the outstanding shares of common stock of SFER (on a fully diluted basis) plus the aggregate market value of SFER's other outstanding equity securities. The aggregate market value of the shares of common stock of SFER shall be determined by multiplying the number of shares of SFER's common stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") by the average closing price of the shares of common stock of SFER for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of SFER shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the shares of common stock of SFER or by such other method as the Board shall determine is appropriate.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Committee" means the Compensation and Benefits Committee of the Board.

          "Common Stock" means the common stock, $0.01 par value, of SFER.

          "Company" means collectively SFER and all companies in which SFER owns, directly or indirectly, more than 50% of the voting stock.

          "Director" means a member of the Board who is not also an employee of the Company.

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          "Disability" means the inability of a Participant to continue to perform the duties of his or her employment with the Company or as a member of the Board, as the case may be, as determined by the Committee.

          "Fair Market Value" shall mean the value per share equal to the Market Price as of the date of determination unless, with respect to an Award to a key employee, the Board or the Committee shall, in good faith and using any fair and reasonable means selected in its discretion, determine another value to be used for such purpose.

          "Grant Date" as used with respect to a particular Award means the date as of which such Award is granted pursuant to the Plan.

          "Option" means an option to purchase shares of Common Stock granted by the Committee pursuant to the Plan, which may be designated as either an "Incentive Stock Option" or a "Non-Qualified Stock Option."

          "Incentive Stock Option" means an option that is intended to qualify as an Incentive Stock Option as described in Section 422 of the Code.

          "Limited Right" means a Stock Appreciation Right that is exercisable only as set forth in Section XIV of the Plan.

          "Market Price" means the average of the daily closing prices per share of the Common Stock for the 10 consecutive trading days immediately preceding the day as of which "Market Price" is being determined. The closing price for each day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if shares of the Common Stock are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the shares are listed or admitted to trading, or if the shares are not so listed or admitted to trading, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc., through NASDAQ, or through a similar organization if NASDAQ is no longer reporting such information. If shares of Common Stock are not listed or admitted to trading on any exchange or quoted through NASDAQ or any similar organization, the "Market Price" shall be determined by the Board in good faith using any fair and reasonable means selected in its discretion.

          "Non-Qualified Stock Option" means an option granted pursuant to the Plan, other than an Incentive Stock Option.

          "Participant" means any key employee of the Company or Director who has an Award outstanding under the Plan.

          "Phantom Unit" means a right to receive upon the achievement of specified performance goals a payment from the Company in an amount equal to a specified percentage of the Fair Market Value of a share of Common Stock on the date on which such right becomes payable.

          "Plan" means the Santa Fe Energy Resources, Inc. 1990 Incentive Stock Compensation Plan as set forth herein and as may be amended from time to time.

          "Related LSAR Option" means an Option outstanding under the Plan with respect to which a Limited Right is granted pursuant to Section XIV.

          "Restricted Period" means the period of time for which Restricted Stock and/or Phantom Units are subject to forfeiture pursuant to the Plan or during which Options and Stock Appreciation Rights are not exercisable.

          "Restricted Stock" means Common Stock subject to a Restricted Period which is granted pursuant to the Plan.

          "Retirement" means an Employee's leaving the employment of the Company, other than for Cause, after his early retirement date as defined in the Company's tax-qualified retirement plan, or predecessor

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     plan, under which the Participant is entitled to the immediate receipt of a benefit thereunder. With respect to a Director, "Retirement" means ceasing to be a member of the Board on or after reaching age 65.

          "Stock Appreciation Right" means the right, granted by the Committee pursuant to the Plan, to receive a payment equal to the increase in the Fair Market Value of a share of Common Stock subsequent to the Grant Date of such Award.

II.  STOCK AND PHANTOM UNITS SUBJECT TO THE PLAN

     Subject to adjustment as provided in the Plan, the maximum aggregate number of shares of Common Stock with respect to which Options, Restricted Stock, Bonus Stock, Phantom Units and Stock Appreciation Rights may be granted from time to time under the Plan is 7,500,000; provided, however, no more than 500,000 shares of Common Stock shall be issued after January 1, 1995 as Restricted Stock. The Common Stock issued under the Plan may be either previously authorized but unissued shares or treasury shares acquired by SFER. In the event that any Award expires, lapses, is forfeited or otherwise terminates, any shares of Common Stock allocable to the terminated portion of such Award may again be made subject to an Award under the Plan. Further, to the extent an Award is paid in cash, rather than in Common Stock, or shares of Common Stock are tendered to the Company, or withheld by the Company from an Award, as payment of the exercise price of an Award or in satisfaction of any Company tax withholding obligation, such shares of Common Stock may again be made subject to an Award (other than Incentive Stock Options) under the Plan.

III.  ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Committee. The members of the Committee shall not be eligible to participate in the Plan, except as provided in Section XVIII, concerning automatic grants of Restricted Stock to Directors. The Committee shall select from time to time those employees to be granted Awards under the Plan. The Committee shall also determine the terms and provisions of Awards, which need not be identical. The Committee shall grant all Awards. The Committee shall construe the Plan, prescribe and rescind rules and regulations relating to the Plan and make all other determinations deemed necessary or advisable for the administration of the Plan, subject to the limitations of Section XXII.

IV.  ELIGIBILITY

     Subject to the discretion of the Committee, all officers and other key employees of the Company who have responsibility for the growth and profitability of the Company are eligible to receive Awards under the Plan; provided, however, no employee may receive in any calendar year an Award or Awards of Options and/or Stock Appreciation Rights with respect to more than 1,000,000 shares of Common Stock. Directors shall automatically participate in the Plan as provided in Section XVIII.

V.  OPTIONS

     The Committee may, from time to time and subject to the provisions of the Plan, grant Awards of Options to employees of the Company to purchase shares of Common Stock. Any Options granted may be designated as either Incentive Stock Options or as Non-Qualified Stock Options, or the Committee may designate a portion of an Award as "Incentive Stock Options" and the remaining portion as "Non-Qualified Stock Options." Any portion of an Award that is not designated as "Incentive Stock Options" shall be "Non-Qualified Stock Options" and shall not be subject to the requirements of Section VI of the Plan.

     The purchase price of the Common Stock subject to any Options shall be determined by the Committee, but, with respect to a Non-Qualified Stock Option, may not be less than 50% of the Fair Market Value of the Common Stock on the Grant Date. Such price shall be subject to adjustment as provided in Section XIII of the Plan.

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     Options shall not be exercisable prior to the date that is six months after the Grant Date. In addition, the Committee may include in each agreement evidencing the Option grant a provision stating that the Option granted therein may not be exercised in whole or in part for an additional period(s) of time specified in such agreement, and may further limit the exercisability of the Option in such manner as the Committee deems appropriate, including, without limitation, the achievement of performance goals. The Committee may, in its discretion, at any time and from time-to-time accelerate the exercisability of all or part of any Option.

     The period of any Option, which is the time period during which the Option may be exercised, shall be determined by the Committee and shall not extend more than ten years after the Grant Date.

     Options shall not be transferable other than by will or the laws of descent and distribution and during the Participant's lifetime shall be exercisable only by the Participant.

     Termination for Cause, as defined in Section I, shall result in forfeiture of all outstanding Options. Termination by the Company for any reason other than Cause (including terminations pursuant to formal severance programs sponsored by the Company or an affiliate), or terminations by reason of death, Disability or Retirement, shall result in a lapse of all or a proportion of the Restricted Period applicable to any outstanding Award as set forth in Section XI.

     A person electing to exercise an Option shall give written notice of such election to the Company in such form as the Committee may require. Upon exercise of an Option, the full option purchase price for the shares with respect to which the Option is being exercised shall be payable to the Company (i) in cash or by check payable and acceptable to the Company or (ii) subject to the approval of the Committee, (a) by tendering to the Company shares of Common Stock owned by such person having an aggregate Fair Market Value as of the date of exercise and tender that is not greater than the full option purchase price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the option purchase price as provided in (i) above (provided that the Committee may, upon confirming that such person owns the number of additional shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to such person (or not require surrender of) the certificate for the shares being tendered upon the exercise) or (b) by such person delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price; provided that in the event such person chooses to pay the option purchase price as provided in (ii)(b) above, such person and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

     Notwithstanding any other provision in the Plan, if a Change in Control occurs while unexercised Options, and Stock Appreciation Rights relating thereto, remain outstanding under the Plan, then from and after the Acceleration Date, all Options and Stock Appreciation Rights shall be exercisable in full, whether or not otherwise exercisable; provided, however, that no Option or Stock Appreciation Right shall become exercisable by reason of this paragraph to the extent that such acceleration of exercisability, when aggregated with other payments or benefits to the Participant pursuant to this Plan or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control or any person affiliated with the Company or such person, would, as determined by tax counsel selected by the Company, result in "Excess Parachute Payments" (as defined below) equal to or greater than three times the "base amount" as defined in Section 280G of the Code. "Excess Parachute Payments" shall mean "parachute payments" as defined in Section 280G of the Code other than (1) health and life insurance benefits and (2) payments attributable to any award, benefit or other compensation plan or program based upon the number of full or fractional months of any restricted period (relating thereto) which has elapsed prior to the date of the Change in Control. Furthermore, such payments or benefits provided to a Participant under this Plan shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, but only if, by reason of such reduction, the Participant's net after tax benefit shall exceed the net after tax benefit if such reduction were not made. "Net after tax benefit" shall mean the sum of (i) all

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payments and benefits which a Participant receives or is then entitled to receive from the Company that would constitute a "parachute payment" within the meaning of Section 280G of the Code, less (ii) the amount of federal income taxes payable with respect to the payments and benefits described in (i) above calculated at the maximum marginal income tax rate for each year in which such payments and benefits shall be paid to the Participant (based upon the rate for such year as set forth in the Code at the time of the first payment of the foregoing), less (iii) the amount of excise taxes imposed with respect to the payments and benefits described in (i) above by Section 4999 of the Code.

VI.  INCENTIVE STOCK OPTIONS

     An Option designated by the Committee as an "Incentive Stock Option" is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code and shall satisfy, in addition to the conditions of Section V, the conditions set forth in this Section VI.

     The purchase price of the Common Stock subject to an Incentive Stock Option shall be the greater of the Fair Market Value of the Common Stock on the Grant Date or the "fair market value" of the Common Stock as such term is used for purposes for Section 422(b)(4) of the Code.

     An Incentive Stock Option shall not be granted to an employee who, on the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of SFER, or of its parent or subsidiary corporations.

VII.  RESTRICTED STOCK

     The Committee may, from time to time and subject to the provisions of the Plan, grant Awards of Restricted Stock to employees of the Company; provided, however, no employee may receive in any calendar year Restricted Stock Awards with respect to more than 500,000 shares of Common Stock.

     The Committee shall, at the time shares of Restricted Stock are granted, designate the Restricted Period and the performance goals, if any, of the Company with respect to such Award. Such goals must be achieved (and certified by the Committee) in order for a Participant to receive the unrestricted shares of Common Stock at the designated time.

     With respect to any Restricted Stock Award that is intended to meet the requirements of Section 162(m) of the Code, the performance goal or goals for such Award shall be with respect to one or more of the following: earnings per share; earnings before interest, taxes, depreciation and amortization expenses ("EBITDA"); earnings before interest and taxes ("EBIT"); EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue; market share; sales; costs; return on equity; operating cash flow; production volumes compared to plan or prior years; reserves added; discretionary cash flow; return on net capital employed and/or stock price performance. The goals can be applied, where appropriate, with respect to an individual, a business unit or the Company as a whole and need not be based on increases or positive results, but can be based on maintaining the status quo or limiting economic losses, for example. Which goals to use with respect to such Award, the weighting of the goals if more than one is used, and whether the goal is to be measured against a Company-established budget or target, an index or a peer group of companies, shall also be determined by the Committee at the time of grant of the Award.

     Each certificate representing Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, during the Restricted Period, shall be left on deposit with the Company with a stock power endorsed in blank. Participants shall have the right to receive dividends paid on their Restricted Stock and to vote such shares. Restricted Stock may not be sold, pledged, assigned, transferred or encumbered during the Restricted Period other than by will or the laws of descent and distribution.

     Termination for Cause, as defined in Section I, shall result in forfeiture of all outstanding Restricted Stock. Termination by the Company for any reason other than Cause (including terminations pursuant to formal severance programs sponsored by the Company or an affiliate), or termination by reason of death,

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Disability or Retirement, shall result in a lapse on all or a portion of the
Restricted Period applicable to any outstanding Award as set forth in Section
XI.

     Notwithstanding any other provisions in the Plan, if a Change in Control occurs while any shares of Restricted Stock remain subject to restrictions relating thereto, then from and after the Acceleration Date, (1) all such restrictions and all Restricted Periods shall lapse and (2) no later than the fifth day following the Acceleration Date, any Restricted Stock theretofore granted a Participant shall be delivered to the Participant; provided, however, that no restriction or Restricted Period shall lapse or payment or benefit shall be made by reason of this paragraph to the extent that such lapse or payment or benefit, when aggregated with other payments or benefits to the Participant pursuant to this Plan or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control or any person affiliated with the Company or such person, would, as determined by tax counsel selected by the Company, result in Excess Parachute Payments equal to or greater than three times the "base amount" as defined in Section 280G of the Code. "Excess Parachute Payments" shall mean "parachute payments" as defined in
Section 280G of the Code other than (1) health and life insurance benefits and
(2) payments attributable to any award, benefit or other compensation plan or program based upon the number of full or fractional months of any restricted period (relating thereto) which has elapsed prior to the date of the Change in Control. Furthermore, such payments or benefit provided to a Participant under this Plan shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, but only if, by reason of such reduction, the Participant's net after tax benefit shall exceed the net after tax benefit if such reduction were not made. "Net after tax benefit" shall have the meaning prescribed in Section V.

VIII.  STOCK APPRECIATION RIGHTS

     The Committee may, from time to time and subject to the provisions of the Plan, grant Awards of Stock Appreciation Rights to employees of the Company subject to the limitation in Section II. An Award of Stock Appreciation Rights, in the Committee's discretion, may or may not be made in tandem with the grant of an Option, and need not be granted at the same time as the Option grant to be made in tandem with the Option grant.

     The period of any Stock Appreciation Right, which is the time period during which the Stock Appreciation Right may be exercised, shall be determined by the Committee and shall not extend more than ten years after the Grant Date or, if in tandem with an Option, the period of such Option.

     Stock Appreciation Rights shall not be transferable other than by will or the laws of descent and distribution and during the Participant's lifetime shall be exercisable only by the Participant.

     Termination for Cause, as defined in Section I, shall result in forfeiture of all outstanding Stock Appreciation Rights. Termination by the Company for any reason other than Cause (including terminations pursuant to formal severance programs sponsored by the Company or an affiliated company), or termination by reason of death, Disability or Retirement, shall result in a lapse on all or a portion of the Restricted Period applicable to any outstanding Award as set forth in Section XI.

     Subject to any restrictions or conditions imposed by the Committee, upon the exercise of a Stock Appreciation Right, the Company shall pay the amount, if any, by which the Fair Market Value of a share of Common Stock on the date of exercise exceeds the Fair Market Value of a share of Common Stock on the Grant Date. The amount payable by the Company upon the exercise of a Stock Appreciation Right may be paid in cash or in shares of Common Stock or in any combination thereof as the Committee, in its sole discretion, shall determine, but no fractional shares shall be issuable pursuant to any Stock Appreciation Right.

     A person electing to exercise a Stock Appreciation Right shall give written notice of such election to the Company in such form as the Committee may require. The exercise of Stock Appreciation Rights or Options granted in tandem will result in an equal reduction in the number of corresponding Options or
Stock Appreciation Rights which were granted in tandem with such Stock Appreciation Rights and Options.
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     The Change in Control provisions in Section V, concerning Options and Stock
Appreciation Rights granted in tandem with an Option, shall also apply to Stock Appreciation Rights that are not granted in tandem with Options.

IX.  PHANTOM UNITS

     The Committee may, from time to time and subject to the provisions of the Plan, grant Awards of Phantom Units to employees of the Company; provided, however, no employee may receive in any calendar year Phantom Unit Awards with respect to more than 500,000 shares of Common Stock. Phantom Units may not be sold, pledged, assigned, transferred or encumbered during the Restricted Period, other than by will or the laws of descent and distribution.

     The Committee shall, at the time Phantom Units are granted, designate the Restricted Period and the performance goals, if any, of the Company with respect to such Award. Such goals must be achieved (and certified by the Committee) in order for a Participant to receive the value of the Phantom Units at the designated time. To the extent earned in accordance with this Section and the grant of such Award, all such Phantom Units must be paid as soon as practicable following the end of the Restricted Period in cash or in shares of Common Stock or in any combination thereof as the Committee, in its sole discretion shall determine, but no fractional shares shall be issuable pursuant to any Phantom Unit.

     With respect to any Phantom Unit Award that is intended to meet the requirements of Section 162(m) of the Code, the performance goal or goals for such Award shall be with respect to one or more of the following: earnings per share; earnings before interest, taxes, depreciation and amortization expenses ("EBITDA"); earnings before interest and taxes ("EBIT"); EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue; market share; sales; costs; return on equity; operating cash flow; production volumes compared to plan or prior years; reserves added; discretionary cash flow; return on net capital employed and/or stock price performance. The goals can be applied, where appropriate, with respect to an individual, a business unit or the Company as a whole and need not be based on increases or positive results, but can be based on maintaining the status quo or limiting economic losses, for example. Which goals to use with respect to such Award, the weighting of the goals if more than one is used, and whether the goal is to be measured against a Company-established budget or target, an index or a peer group of companies, shall also be determined by the Committee at the time of grant of the Award.

     At the discretion of the Committee, Phantom Units may at any time be converted into Non-Qualified Stock Options, Bonus Stock or shares of Restricted Stock or any combination thereof having a value, as determined in the good faith judgment of the Committee, substantially equal to the value of the Phantom Units so converted.

     Termination for Cause, as defined in Section I, shall result in forfeiture of all outstanding Phantom Units. Termination by the Company for any reason other than Cause (including terminations pursuant to formal severance programs sponsored by the Company or an affiliate), or termination by reason of death, Disability or Retirement, shall result in a lapse on all or a proportion of the Restricted Period applicable to any outstanding Award as set forth in Section XI.

     Notwithstanding any other provisions in the Plan, if a Change in Control occurs while any Phantom Units remain outstanding, then from and after the Acceleration Date, (1) all designated goals shall be deemed to have been met and
(2) no later than the fifth day following the Acceleration Date, the full value of all such Phantom Units shall be paid to the Participant in cash; provided, however, that no payment or benefit shall be made by reason of this paragraph to the extent that such payment or benefit, when aggregated with other payments or benefits to the Participant pursuant to this Plan or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control or any person affiliated with the Company or such person, would, as determined by tax counsel selected by the Company, result in Excess Parachute Payments equal to or greater than three times the "base amount" as defined in
Section 280G of the Code. "Excess Parachute Payments" shall mean "parachute payments" as defined in Section 280G of the Code other than (1) health and life insurance benefits and (2) payments attributable to any award, benefit or

                                       A-8

other compensation plan or program based upon the number of full or fractional months of any restricted period (relating thereto) which has elapsed prior to the date of the Change in Control. Furthermore, such payments or benefit provided to a Participant under this Plan shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, but only if, by reason of such reduction, the Participant's net after tax benefit shall exceed the net after tax benefit if such reduction were not made. "Net after tax benefit" shall have the meaning prescribed in Section V.

X.  CONTINUED EMPLOYMENT

     Participation in the Plan shall confer no rights to continued employment with the Company, nor shall it restrict the rights of the Company to terminate a Participant's employment relationship at any time.

XI.  TERMINATION OF EMPLOYMENT

     In the event of a Participant's termination of employment with the Company by reason of death, the Restricted Period shall lapse on all of the Participant's outstanding Awards.

     In the event of a Participant's termination of employment with the Company by reason of Disability, Retirement or by the Company for any reason other than Cause, a portion of all of the Participant's outstanding Awards shall be immediately forfeited to the extent not then otherwise vested. The portion of an Award forfeited shall be a fraction, the denominator of which is the total number of months of any Restricted Period applicable to the Award (rounded up to the nearest whole month) and the numerator of which is the number of months remaining in such Restricted Period (rounded up to the nearest whole month) as of the termination of employment.

     Unless the Committee directs the acceleration of the payment of that portion of an Award of Phantom Units or Restricted Stock that is not automatically forfeited as provided above upon the Participant's termination of employment, such Phantom Units and Restricted Stock shall be payable or issued, as the case may be, at the end of the Restricted Period applicable to such Awards, but only to the extent otherwise payable pursuant to the Award Agreement evidencing such Phantom Units or Restricted Stock, e.g., the goals, if any, for such Award are achieved. Any such Awards not payable or earned at the end of such Restricted Period, as provided above, shall be forfeited at such time.

     Phantom Units and Restricted Stock upon which the Restricted Period lapse as provided above shall be paid or issued to the Participant or, in the case of death prior to such payment or issuance, to the Participant's designated beneficiary, or in the absence of such designation, to the person to whom the Participant's rights pass by will or the laws of descent and distribution.

     Options and Stock Appreciation Rights which are or become exercisable at the time of a Participant's termination of employment with the Company by reason of Disability, Retirement or any reason other than Cause, may be exercised by the Participant within three months following such termination of employment but not after the expiration of the period of the Option or Stock Appreciation Right. Options and Stock Appreciation Rights which are or become exercisable at the time of a Participant's termination of employment with the Company by reason of death, may be exercised by the Participant's designated beneficiary, or in the absence of such designation, by the person to whom the Participant's rights pass by will or the laws of descent and distribution at any time within one year after the Participant's death but not after the expiration of the period of the Option or Stock Appreciation Right. Options and Stock Appreciation Rights that do not become exercisable as provided above, or that are not otherwise vested, shall be forfeited.

     In the event of a Participant's termination of employment with the Company for any reason other than as provided above, all Awards not otherwise vested or earned as of the date of such termination of employment shall be forfeited.

     If a Participant's employer ceases to be a part of the Company as defined in Section I, such Participant shall be deemed to have been involuntarily terminated by the Company (other than for Cause) as of the date the Participant's employer so ceased to be a company of which more than 50% of the voting stock is owned directly or indirectly by SFER.

                                       A-9

     Notwithstanding the foregoing however, the Committee may determine that termination of employment by reasons of any other special circumstances not set forth above shall not terminate an Award or a portion thereof.

XII.  AWARD AGREEMENT

     Each employee granted an Award pursuant to the Plan shall sign an Award Agreement which signifies the offer of the Award by the Company and the acceptance of the Award by the employee in accordance with the terms of the Award and the provisions of the Plan. Each Award Agreement shall reflect the terms and conditions of the Award.

XIII.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event of a change in the capitalization of SFER due to a stock split, stock dividend, recapitalization, merger, consolidation, combination, or similar event, the aggregate shares subject to the Plan and the terms of any existing Awards shall be adjusted by the Committee to reflect such change.

XIV.  LIMITED STOCK APPRECIATION RIGHTS

     (a) The Committee shall have authority to grant a Limited Right to the holder of any Option with respect to all or some of the shares of Common Stock covered by such Option. A Limited Right may be granted either at the time of grant of the Related LSAR Option or any time thereafter during its term. A Limited Right may be exercised only during the sixty-day period beginning on an Acceleration Date. Each Limited Right shall be exercisable only if, and to the extent that, the Related LSAR Option is exercisable. Notwithstanding the provisions of the two immediately preceding sentences, no Limited Right may be exercised by a holder who is subject to Section 16 of the Exchange Act until the expiration of six months from the date of grant of the Limited Right. Upon the exercise of a Limited Right, the Related LSAR Option (and any tandem Stock Appreciation Right) shall cease to be exercisable to the extent of the shares of Common Stock with respect to which such Limited Right is exercised, but shall be considered to have been exercised to that extent for purposes of determining the number of shares of Common Stock available for the grant of further Options, Stock Appreciation Rights and Limited Rights pursuant to this Plan. Upon the exercise or termination of a Related LSAR Option, the Limited Right with respect to such Related LSAR Options shall terminate to the extent of the shares of Common Stock with respect to which the Related LSAR Option was exercised or terminated.

     (b) Upon the exercise of a Limited Right, the holder thereof shall receive in cash whichever of the following amounts is applicable:

        (i) in the case of an exercise of Limited Rights by reason of an acquisition of Common Stock described in clause (a) of the definition of Change in Control contained in Section I hereof, an amount equal to the Acquisition Spread (as defined in Subsection
             (d) hereof);

        (ii) in the case of an exercise of Limited Rights by reason of the change in composition of the Board of Directors described in clause (b) of the definition of Change in Control contained in
              Section I hereof, an amount equal to the Spread (as defined in Subsection (g) hereof); or

        (iii) in the case of an exercise of Limited Rights by reason of stockholder approval of an agreement or adoption of a plan described in clause (c) or (d) of the definition of Change in Control contained in Section I hereof, an amount equal to the Merger Spread (as defined in Subsection (f) hereof).

     Notwithstanding the foregoing provisions of this Section XIV(b), (i) in the case of a Limited Right granted in respect of an Incentive Stock Option, the holder may not receive an amount in excess of the maximum amount that will enable such option to continue to qualify as an Incentive Stock Option, and (ii) no payment shall occur by reason of this Section XIV(b) to the extent that such payment, when aggregated with other payments or benefits to the Participant, would as determined by tax counsel selected by the Company, result in an Excess Parachute Payment equal to or greater than three times the "base amount" as defined in

                                      A-10

Section 280G of the Code. Furthermore, such payments or benefits provided to a Participant under this Plan shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, but only if, by reason of such reduction, the Participant's net after tax benefit shall exceed the net after tax benefit if such reduction were not made. "Net after tax benefit" shall have the meaning prescribed in Section V.

     (c) The term "Acquisition Price Per Share" as used in this Section XIV shall mean, with respect to the exercise of any Limited Right by reason of an acquisition of Common Stock described in clause (a) of the definition of Change in Control contained in Section I, the highest Fair Market Value per share of Common Stock during the sixty-day period ending on the date the Limited Right is exercised.

     (d) The term "Acquisition Spread" as used in this Section XIV shall mean an amount equal to the product obtained by multiplying (i) the excess of (A) the Acquisition Price Per Share over (B) the price per share of Common Stock at which the Related LSAR Option is exercisable, by (ii) the number of shares of Common Stock with respect to which such Limited Right is being exercised.

     (e) The term "Merger Price Per Share" as used in this Section XIV shall mean, with respect to the exercise of any Limited Right by reason of stockholder approval of an agreement or adoption of a plan described in clause (c) or (d) of the definition of Change in Control contained in Section I, the greater of (i) the fixed or formula price for the acquisition of shares of Common Stock specified in such agreement or adoption, if such fixed or formula price is determinable on the date on which such Limited Right is exercised, and (ii) the highest Fair Market Value per share of Common Stock during the sixty-day period ending on the date on which such Limited Right is exercised.

     (f) The term "Merger Spread" as used in this Section XIV shall mean an amount equal to the product obtained by multiplying (i) the excess of (A) the Merger Price Per Share over (B) the price per share of Common Stock at which the Related LSAR Option is exercisable, by (ii) the number of shares of Common Stock with respect to which such Limited Right is being exercised.

     (g) The term "Spread" as used in this Section XIV shall mean, with respect to the exercise of any Limited Right by reason of a change in the composition of the Board described in clause (b) of the definition of Change in Control contained in Section I, an amount equal to the product obtained by multiplying
(i) the excess of (A) the highest Fair Market Value per share of Common Stock during the sixty-day period ending on the date the Limited Right is exercised over (B) the price per share of Common Stock at which the Related LSAR Option is exercisable, by (ii) the number of shares of Common Stock with respect to which the Limited Right is being exercised.

     (h) A Limited Right shall not be transferable except by will or by the laws of descent and distribution. During the lifetime of a Participant, the Limited Right shall be exercisable only by such Participant or by the Participant's guardian or legal representative.

     (i) Each Limited Right shall be granted on such terms and conditions not inconsistent with the Plan as the Committee may determine.

     (j) To exercise a Limited Right, the Participant shall (i) give written notice thereof to the Committee in form satisfactory to the Committee specifying the number of shares of Common Stock with respect to which the Limited Right is being exercised, and (ii) if requested by the Committee, deliver the option agreement to the Committee, who shall endorse thereon a notation of such exercise and return the option agreement to the Participant. The date of exercise of a Limited Right that is validly exercised shall be deemed to be the date on which there shall have been delivered the instruments referred to in the first sentence of this paragraph (j).

     (k) The Company intends that this Section XIV shall comply with the requirements of Rule 16b-3 and any future rules promulgated in substitution therefor ("the Rule") under the Exchange Act during the term of the Plan. Should any provision of this Section XIV not be necessary to comply with the requirements of the Rule or should any additional provisions be necessary for this Section XIV to comply with the requirements of the Rule, the Board may amend the Plan to add to or modify the provisions of the Plan accordingly.

                                      A-11
XV.  BONUS STOCK

     The Committee may, from time to time and subject to the provision of the Plan, grant Awards of Bonus Stock to employees of the Company. In addition, the Committee shall have the authority to pay in shares of Common Stock all or any portion of the cash amounts payable under any other compensation program of the Company, but not exceeding $2 million with respect to any employee during any calendar year.

XVI.  EMPLOYEE'S AGREEMENT

     If, at the time of the exercise of any Option or Stock Appreciation Right or Award of Restricted Stock or Bonus Stock, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any then applicable laws or regulations relating to the sale of securities, for the individual exercising the Option or Stock Appreciation Right or receiving the Restricted Stock or Bonus Stock to agree to hold any shares issued to the individual for investment and without intention to resell or distribute the same and for the individual to agree to dispose of such shares only in compliance with such laws and regulations, the individual will, upon the request of the Company, execute and deliver to the Company a further agreement to such effect.

XVII.  WITHHOLDING FOR TAXES

     Any cash payment under the Plan shall be reduced by any amounts required to be withheld or paid with respect thereto under all present or future federal, state and local taxes and other laws and regulations that may be in effect as of the date of each such payment ("Tax Amounts"). Any issuance of Common Stock pursuant to the exercise of an Option or other distribution of Common Stock under the Plan shall not be made until appropriate arrangements have been made for the payment of any amounts that may be required to be withheld or paid with respect thereto. Such arrangements may, at the discretion of the Committee, include allowing the Participant to tender to the Company shares of Common Stock owned by the Participant, or to request the Company to withhold a portion of the shares of Common Stock being acquired pursuant to the exercise or otherwise distributed to the Participant, which have a Fair Market Value per share as of the date of such Award exercise, tender or withholding that is not greater than the sum of all Tax Amounts, together with payment of any remaining portion of all Tax Amounts in cash or by check payable and acceptable to the Company.

XVIII.  AUTOMATIC DIRECTOR AWARDS

     Beginning with the 1992 annual meeting of the stockholders of SFER, and on each annual stockholders' meeting date thereafter, except as provided below, each Director shall receive 37.5% of the value of his annual retainer fee for serving as Director for such year then commencing paid in the form of a Restricted Stock Award. The total number of shares of Common Stock included in each such Restricted Stock Award shall be determined by dividing the amount of the Director's annual retainer fee that is to be paid in Common Stock by the Fair Market Value of a share of Common Stock on such Grant Date. In no event, however, shall SFER be required to issue a fractional share and whenever a fractional share of Common Stock would otherwise be required to be issued, an amount in lieu thereof shall be paid in cash based upon the Fair Market Value of such fractional share.

     The Restricted Period shall lapse on an Award of Restricted Stock granted pursuant to this Section XVIII upon the earlier of the date that is six months and one day after the Grant Date, the Director's death, Retirement, or Disability or the occurrence of a Change in Control. If a Director ceases to be a member of the Board during a Restricted Period for any reason other than death, Disability or Retirement, the Restricted Stock subject to such Restricted Period shall be forfeited.

     Each certificate representing Restricted Stock awarded hereunder shall be registered in the name of the Director and, during the Restricted Period, shall be left on deposit with SFER with a stock power endorsed in blank. Directors shall have the right to receive dividends paid on their Restricted Stock and to vote such shares. Restricted Stock may not be sold, pledged, assigned, transferred or encumbered during the Restricted Period other than by will or the laws of descent and distribution.
                                      A-12

     Notwithstanding the foregoing, any Director who immediately prior to the relevant Grant Date owns, directly or indirectly, a beneficial interest in 25,000 or more shares of Common Stock shall receive his annual retainer fee paid solely in cash and not partly in the form of a Restricted Stock Award as provided above.

XIX.  DESIGNATION OF BENEFICIARY

     Each Participant to whom an Award has been made under this Plan may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to exercise any rights or receive any payment that under the terms of such Award may become exercisable or payable on or after the Participant's death. At any time, and from time to time, any such designation may be changed or canceled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named by a deceased Participant, or the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant's estate. If a Participant designates more than one beneficiary, any such exercise or payment under this Plan shall be made in equal shares unless the Participant has designated otherwise, in which case the exercise or payment shall be made in the shares designated by the Participant.

XX.  PREEMPTION BY APPLICABLE LAWS AND REGULATIONS

     Anything in the Plan or any agreement entered into pursuant to the Plan to the contrary notwithstanding, if, at any time specified herein or therein for the making of any determination, the issuance or other distribution of shares of Common Stock, the payment of consideration to an employee as a result of the exercise of any Stock Appreciation Right or Limited Right, or the payment of any Phantom Units, as the case may be, any law, regulation or requirement of any governmental authority having jurisdiction in the premises shall require either the Company or the Participant (or the Participant's beneficiary), as the case may be, to take any action in connection with any such determination, the shares then to be issued or distributed, or such payment, the issue or distribution of such shares or the making of such determination or payment, as the case may be, shall be deferred until such action shall have been taken.

XXI.  EFFECTIVE DATE AND DURATION OF PLAN

     This Plan amendment and restatement shall become effective upon its approval by the stockholders of SFER. Unless previously terminated by the Board, the Plan shall terminate on the tenth anniversary of its approval by the stockholders; provided, however, that such termination shall not terminate any Award then outstanding. No Awards shall be made pursuant to this Plan after December 31, 1999.

XXII.  TERMINATION AND AMENDMENT

     The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would increase the aggregate number of shares which may be issued under the Plan or materially modify the requirements as to eligibility for participation in the Plan, shall be subject to the approval of SFER's stockholders, except that any such increase or modification that may result from adjustments authorized by Section XIII does not require such approval; provided, further, that no amendment or modification shall be made to Section XVIII more than once every six months, other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended, or rules promulgated thereunder. No suspension, termination, modification or amendment of the Plan may terminate a Participant's existing Award or materially adversely affect a Participant's rights under such Award.

XXIII.  MISCELLANEOUS

     (a) Nothing contained in the Plan shall be construed as conferring upon any employee the right to continue in the employ of the Company.

     (b) An employee shall have no rights as a stockholder with respect to shares covered by such employee's Option, Stock Appreciation Rights or Restricted Stock award until the date of the issuance of shares to the

                                      A-13

employee pursuant thereto. No adjustment will be made for dividends or other distributions or rights for which the record date is prior to the date of such issuance. An employee shall have no rights as a stockholder with respect to any award of Phantom Units under the Plan.

     (c) Nothing contained in the Plan shall be construed as giving any employee, such employee's beneficiaries or any other person any equity or other interest of any kind in any assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

     (d) Nothing contained in the Plan shall be construed to prevent the Company from taking any corporate action that is deemed by the Company to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company as a result of any such action.

     (e) Neither an employee nor an employee's beneficiary shall have the power or right to sell, exchange, pledge, transfer, assign or otherwise encumber or dispose of such employee's or beneficiary's interest arising under the Plan or in any Award received under the Plan; nor shall such interest be subject to seizure for the payment of an employee's or beneficiary's debts, judgments, alimony, or separate maintenance or be transferable by operation of law in the event of an employee's or beneficiary's bankruptcy or insolvency and to the extent any such interest arising under the Plan or Award received under the Plan is awarded to a spouse pursuant to any divorce proceeding, such interest shall be deemed to be terminated and forfeited notwithstanding any vesting provisions or other terms herein or in the agreement evidencing such award.

     (f) All rights and obligations under the Plan shall be governed by, and the Plan shall be construed in accordance with, the laws of the State of Texas without regard to the principles of conflicts of laws. Titles and headings to Sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any provisions of the Plan.
                                      A-14